EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended June 30, 1998, of Southern California Edison Company into the previously filed Registration Statements which follow:



         Registration Form      File No.               Effective Date

              Form S-3          33-53288            November 6, 1992
              Form S-3          33-50251            September 21, 1993
              Form S-3          33-59001            May 15, 1995
              Form S-3          333-00497           February 2, 1996



                               ARTHUR ANDERSEN LLP
                               ---------------------
                               ARTHUR ANDERSEN LLP


August 13, 1998